UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2018 (April 19, 2018)

CoreSite Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34877	27-1925611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 17th Street, Suite 500 Denver, CO (Address of principal executive offices)	80202 (Zip Code)

Registrant’s telephone number, including area code:  (866) 777-2673

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

Amended Term Loan Agreement and Amended and Restated Credit Agreement

As previously disclosed, on June 24, 2015, CoreSite, L.P. (the “Operating Partnership”), the operating partnership of CoreSite Realty Corporation (the “Company”), entered into a third amended and restated unsecured credit agreement (as amended on February 2, 2016, June 15, 2016 and April 19, 2017, the “Credit Agreement”) with a group of lenders for which KeyBank National Association acts as the administrative agent. The Credit Agreement is guaranteed by the Company and certain subsidiaries of the Operating Partnership on a joint and several basis.

On April 19, 2018, the Credit Agreement was amended and restated (the “Amended and Restated Credit Agreement”) in order to, among other things, increase the aggregate commitments under the Credit Agreement’s revolving credit facility by $100.0 million and provide for a new $150.0 million term loan facility. The revolving credit facility has a four-year primary term expiring in April 2022, with a one-year extension option, while the new term loan facility has a five-year term maturing in April 2023. The exercise of the extension option under the revolving credit facility is subject to the payment of an extension fee equal to 10 basis points of the maximum facility amount and certain other customary conditions. The Amended and Restated Credit Agreement contains an accordion feature that allows the Operating Partnership to increase the total commitment by $350.0 million, to $1,200.0 million, under specified circumstances, with such increase being allocated to the revolving credit facility and/or the term loan facilities in such fashion as the Operating Partnership may designate. In addition to the new $150.0 million term loan facility, the Operating Partnership has $250.0 million of term loans outstanding under the Credit Agreement.

The new $150.0 million term loan facility was borrowed in full at closing, and the net proceeds thereof are expected to be used to pay down a portion of the current revolving credit facility balance, to fund continued development across the Company’s portfolio and for general corporate purposes. KeyBanc Capital Markets, RBC Capital Markets, Regions Capital Markets, TD Securities (USA) LLC and Wells Fargo Securities served as joint lead arrangers and joint book managers.

Under the Amended and Restated Credit Agreement, the Operating Partnership may elect to have borrowings bear interest at a rate per annum equal to (i) LIBOR plus 145 basis points to 205 basis points under the revolving credit facility, and 140 basis points to 200 basis points under the term loan facilities, or (ii) a base rate plus 45 basis points to 105 basis points under the revolving credit facility, and 40 basis points to 100 basis points under the term loan facilities, each depending on the Operating Partnership’s leverage ratio. The Operating Partnership elected to swap the variable interest rate associated with $75 million, or 50% of the principal amount of the new term loan facility, to a fixed rate of approximately 4.11%.

The Credit Agreement was also amended to remove or change certain restrictive covenants, including removal of covenants limiting distributions (except upon an event of default) and incurrence of unhedged variable rate debt and increases or decreases, as applicable, to a number of ratios and other figures in the Credit Agreement resulting in increased flexibility for the Operating Partnership. The Amended and Restated Credit Agreement also provides for the release of the guarantees securing the Credit Agreement upon receipt of an investment grade rating by the Operating Partnership or the Company. Upon receipt of an investment grade rating, the Operating Partnership may also elect to have borrowings bear interest at a lower rate per annum as detailed in the Amended and Restated Credit Agreement, in each case, depending on the Operating Partnership’s credit rating.

As previously disclosed, the Operating Partnership is also party to an unsecured term loan agreement, dated as of January 31, 2014, with Royal Bank of Canada, as administrative agent, and certain lenders party thereto from time to time (as amended and restated on April 19, 2017, the “Term Loan Agreement”). On April 19, 2018, the Term Loan Agreement was amended (the “Term Loan Amendment”) in order to make certain changes to conform to the provisions of the Amended and Restated Credit Agreement, including as to interest rates. The amount outstanding under the Term Loan Agreement remains unchanged.

The foregoing descriptions of the Amended and Restated Credit Agreement and Term Loan Amendment are qualified in their entirety by reference to the full text of the Amended and Restated Credit Agreement and Term Loan Amendment attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01                                           Other Events.

On April 20, 2018, the Company issued a press release announcing the amendment and restatement of the Credit Agreement and the amendment of the Term Loan Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
10.1

Fourth Amended and Restated Credit Agreement, among CoreSite, L.P., the subsidiary borrowers party thereto, KeyBank National Association, as administrative agent and a lender, the other lenders party thereto, Regions Bank, TD Securities (USA) LLC and Wells Fargo Securities, as co-documentation agents, RBC Capital Markets LLC, as syndication agent, and KeyBanc Capital Markets, Regions Capital Markets, RBC Capital Markets LLC, TD Securities (USA) LLC and Wells Fargo Securities, as joint lead arrangers and joint book managers, dated as of April 19, 2018.

10.2

First Amendment to Amended and Restated Term Loan Agreement, among CoreSite, L.P., as borrower, Royal Bank of Canada, as administrative agent, on behalf of itself and certain other lenders, the other lenders party thereto and the guarantors party thereto, dated as of April 19, 2018.

99.1	Press release, dated April 20, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2018

CORESITE REALTY CORPORATION

By:	/s/ Jeffrey S. Finnin
Name:	Jeffrey S. Finnin
Title:	Chief Financial Officer